Exhibit 99.1

NUBURU, Inc. Announces Third Quarter 2023 Results and Operational Updates

- NUBURU Successfully Completes Contract Awarded by U.S. Air Force -

- Awarded Purchase Order from Major Multinational Electronics Manufacturer -

Centennial, Colo. — November 9, 2023 — NUBURU, Inc. (“NUBURU” or the "Company") (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced its financial results for the third quarter ended September 30, 2023.

Operational Updates

•
Announced the completion of a contract awarded by U.S. Air Force following successful demonstration of blue laser-based area printing, supported by GE Additive, to develop scalable 3D printing manufacturing systems.
•
Awarded a purchase order for delivery of a BL-250 from a major multinational electronics manufacturer in a research and development capacity to demonstrate the integration of NUBURU’s laser welding capabilities.
•
Positioned the Company’s executive management team to scale commercialization with the appointment of Brian Knaley as Chief Executive Officer and Ron Nicol as Executive Chairman, following the addition of former National Security Advisor John Bolton to the Board of Directors.
•
Registered to present at the Sidoti Micro-Cap Conference hosted virtually from November 15 – November 16.

"Our third-quarter results reflect supply chain restrictions mostly in-line with our expectations entering the second half of 2023," commented Brian Knaley, Chief Executive Officer of NUBURU. "During Q3, we however faced additional headwinds from the integration of our systems into customer applications and subsequently experienced delays in the shipment of our products. I’m confident that the solutions we have developed will not only enhance our BL-250 product offering but also streamline the manufacturing process to improve the application and integration of our technologies within their respective end-markets going forward. With the anticipation of a rebound in deliveries of our laser systems during the fourth quarter of 2023, we have adjusted our full year 2023 outlook accordingly and are eagerly awaiting the positive impact of our technological improvements.”

Ron Nicol, Executive Chairman of NUBURU added: “The purchase order we’ve received from a major multinational electronics manufacturer stands as a testimony for the unbroken inbound of interest in our cutting-edge blue laser technology. Our focus is now on further strengthening our distribution network. Combining the current growing end-markets with our extensive IP and upcoming one-kilowatt blue laser system, NUBURU is well positioned to drive commercial success and execute against its long-term growth strategy.”

Financial Results for the Third Quarter Ended September 30, 2023, as Compared to the Third Quarter Ended September 30, 2022

•
Total revenue was $0.2 million compared to $0.9 million, or a 78% quarter-over-quarter decrease, primarily due to a decrease in the number of laser system sales during the period.

•
Total gross profit (loss) was $(0.9) million, compared to $(1.0) million, attributable to a decrease in cost of revenue following a decrease in production of laser systems as the Company focuses on the manufacturing of the BL series and offset by the decrease in revenues.
•
Gross margin was (497)%, compared to (111)%, driven by decreasing revenue and partially offset by lower cost of revenues following the retirement of the AO series.
•
Total operating expenses were $4.2 million, compared to $2.9 million. The increase is primarily attributable to increased professional fees associated with legal, compliance and accounting matters associated with cost of operating a public company. Further contributors to the increase were increased research and development personnel expenses and the addition of a new Chief Marketing and Sales Officer in March 2023.
•
Net loss was $5.1 million, or $0.14 per share, compared to $3.9 million, or $0.71 per share, primarily as a result of the above-described increase in total operating expenses.
•
EBITDA(1) was $(4.8) million, compared to $(3.8) million.
•
Capital expenditures were $0.3 million, compared to $0.1 million. The increase is primarily driven by the increase in production capabilities to support additional product lines.
•
Free cash flow(1) was $(4.9) million, compared to $(2.7) million, primarily attributable to decreasing revenue and the increase in total operating expenses.
•
Cash and cash equivalents were $1.6 million as of September 30, 2023.

Revised Full Year 2023 Financial Outlook

The Company revises its 2023 outlook to total revenue of $2.1 million, EBITDA(1) in the range of $(18) million and $(21) million, and free cash flow(1) to be in the range of $(17) million and $(20) million. The Company believes that it has access to sufficient sources of capital to fund this business plan.

Conference Call and Webcast

NUBURU will hold a conference call to discuss financial results on Thursday, November 9, 2023, at 2:30 p.m. MT / 4:30 p.m. ET. The dial-in number is (888) 259-6580 for domestic callers, conference ID 73449372. A live webcast of the conference call will be available on the investor relations page of NUBURU's corporate website at http://ir.nuburu.net/events-and-presentations/default.aspx.

After the live webcast, a replay will remain available online on the investor relations page of NUBURU's website, under "Events & Presentations" for 90 days following the call.

_________

(1) EBITDA and Free cash flow are non-GAAP financial measures. See “Non-GAAP Information” below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

About NUBURU®

Founded in 2015, NUBURU, INC. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum and other industrially important metals. NUBURU’s industrial blue lasers produce minimal to defect-free welds that are up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.nuburu.net.

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Nuburu believes EBITDA and Free Cash Flow are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We also use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. Additionally, we believe that these non-GAAP measures, in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) rely upon the GAAP measures as well, as the items excluded from non-GAAP measures may contribute to not accurately reflecting the underlying performance of the company’s continuing operations for the period in which they are incurred. Furthermore, the use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections and relationships with customers and third parties. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the company’s actual results to differ materially from current expectations which include, but are not limited to: (1) manufacturing and delivery of products could be delayed by supply constraints, manufacturing capacity constraints, shortages of skilled labor, unexpected defects or bugs in the manufacturing process or the product, and other risks typical for highly sophisticated products, particularly at an early stage of manufacturing ramp; (2) delays or other difficulties in product development,(3) the inability to access sufficient capital, whether from Lincoln Park Capital or other sources, to operate as anticipated; (4) customers may order fewer products than anticipated, (5) the Company may receive less revenue than anticipated from multi-year, multi-company government contracts, (6) failure to retain and recruit key personnel, including key executives and skilled engineers, could compromise the Company’s ability to sell products or to develop new products in timely fashion; (6) the Company could be adversely affected by other economic, business and competitive factors, including volatility in the financial system and markets caused by geopolitical and economic factors; and (7) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in NUBURU’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contact:

Investor Relations:
Cody Slach & Ralf Esper
Gateway Group, Inc.

BURU@gateway-grp.com
(949) 574-3860

Media Relations:
Zach Kadletz & Anna Rutter

Gateway Group, Inc.

BURU@gateway-grp.com
(949) 574-3860

NUBURU, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$186,743	$868,153	$1,710,794	$1,005,528
Cost of revenue	1,115,703	1,832,036	4,813,404	3,653,980
Gross margin	(928,960)	(963,883)	(3,102,610)	(2,648,452)
Operating expenses:
Research and development	1,348,450	1,066,161	4,300,166	2,684,694
Selling and marketing	523,627	95,670	1,066,289	603,629
General and administrative	2,335,605	1,757,104	8,409,877	4,131,477
Total operating expenses	4,207,682	2,918,935	13,776,332	7,419,800
Loss from operations	(5,136,642)	(3,882,818)	(16,878,942)	(10,068,252)
Interest income	46,998	14,875	91,914	19,178
Interest expense	(162,765)	(55,276)	(175,149)	(57,490)
Other income, net	167,108	—	1,002,647	—
Loss before provision for income taxes	$(5,085,301)	$(3,923,219)	$(15,959,530)	$(10,106,564)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(5,085,301)	$(3,923,219)	$(15,959,530)	$(10,106,564)
Net loss per share, basic and diluted	$(0.14)	$(0.71)	$(0.50)	$(1.86)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	35,425,105	5,537,557	31,955,539	5,421,056

NUBURU, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,626,730	$2,880,254
Accounts receivable, net	469,904	327,200
Inventories, net of allowance of $1,047,830 and $292,990, respectively	1,086,741	972,695
Deferred financing costs	65,000	4,258,515
Prepaid expenses and other current assets	579,244	46,737
Total current assets	3,827,619	8,485,401
Property and equipment, net	4,763,058	3,771,849
Construction in progress	59,672	188,912
Right-of-use assets	410,188	641,651
Other assets	34,359	34,359
TOTAL ASSETS	$9,094,896	$13,122,172

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,184,347	$4,456,587
Accrued expenses	1,669,842	2,312,118
Current portion of operating lease liability	366,033	343,049
Contract liabilities	230,075	178,750
Current portion of convertible notes payable	—	7,300,000
Total current liabilities	6,450,297	14,590,504
Operating lease liability	95,409	373,907
Convertible notes payable	6,713,241	—
Warrant liabilities	334,216	—
TOTAL LIABILITIES	13,593,163	14,964,411
Commitments and Contingencies (Note 6)
Stockholders’ Equity (Deficit)
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,038,905 and 23,237,703 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	304	4,040
Common stock, $0.0001 par value; 250,000,000 shares authorized; 35,554,624 and 5,556,857 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3,555	1,077
Additional paid-in capital	72,649,712	59,344,952
Accumulated deficit	(77,151,838)	(61,192,308)
Total Stockholders’ Equity (Deficit)	(4,498,267)	(1,842,239)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$9,094,896	$13,122,172

Key Operating and Financial Metrics (Non-GAAP Results)

The following tables present our key performance indicators for the three months ended September 30, 2023.

	Three Months Ended September 30,
	2023	2022	$ Change
Revenue	$186,743	$868,153	$(681,410)
Total gross margin	(928,960)	(963,883)	34,923
EBITDA(1)	(4,824,579)	(3,782,921)	(1,041,658)
Capital expenditures	(317,038)	(96,803)	(220,235)
Free cash flow(1)	(4,876,411)	(2,654,369)	(2,222,042)

The following tables present our key performance indicators for the nine months ended September 30, 2023.

	Nine Months Ended September 30,
	2023	2022	$ Change
Revenue	$1,710,794	$1,005,528	$705,266
Total gross margin	(3,102,610)	(2,648,452)	(454,158)
EBITDA(1)	(15,506,324)	(9,687,713)	(5,818,611)
Capital expenditures	(1,142,910)	(282,275)	(860,635)
Free cash flow(1)	(14,402,091)	(7,570,111)	(6,831,980)

(1) EBITDA and Free cash flow are non-GAAP financial measures. See “Non-GAAP Information” below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and/or amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure to EBITDA) to EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(5,085,301)	$(3,923,219)	$(15,959,530)	$(10,106,564)
Interest (income) expense, net	115,767	40,401	83,235	38,312
Income tax expense	—	—	—	—
Depreciation and amortization	144,955	99,897	369,971	380,539
EBITDA	$(4,824,579)	$(3,782,921)	$(15,506,324)	$(9,687,713)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free Cash Flow) to Free cash flow for the three months ended September 30, 2023.

	Three Months Ended September 30,
	2023	2022
Net cash used in operating activities	$(4,559,373)	$(2,557,566)
Capital expenditures	(317,038)	(96,803)
Free cash flow	$(4,876,411)	$(2,654,369)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free Cash Flow) to Free cash flow for the nine months ended September 30, 2023.

	Nine Months Ended September 30,
	2023	2022
Net cash used in operating activities	$(13,259,181)	$(7,287,836)
Capital expenditures	(1,142,910)	(282,275)
Free cash flow	$(14,402,091)	$(7,570,111)

Source: NUBURU, Inc.